EXHIBIT (8)(s)(1)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

(FIDELITY)

SECOND AMENDMENT TO AMENDED AND RESTATED

PARTICIPATION AGREEMENT

Peoples Benefit Life Insurance Company, Variable Insurance Products Funds (I, II, III) and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated December 1, 2000, by doing the following:

Schedule A and Schedule C of the Agreement are hereby deleted in their entirety and replaced with the Amended Schedule A and Schedule C attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Second Amendment be effective as of May 1, 2005.

PEOPLES BENEFIT LIFE INSURANCE COMPANY

By:	/s/ Priscilla I. Hechler
Name:	Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUNDS (I, II, III)

By:	/s/ Christine Reynolds
Name:	Christine Reynolds
Title:	Treasurer – E.V.P.

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name:	Bill Loehning
Title:	E.V.P.

Schedule A

Separate Accounts and Associated Contracts

(As of March 1, 2005)

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded By Separate Account

Peoples Benefit Life Insurance Company Separate Account V (February 14, 1992)	Advisor’s Edge Variable Annuity
AV515
101 130
600
Advisor’s Edge Select Variable
Annuity
AV516
101 131
600

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

AIM Variable Insurance Funds

Oppenheimer Variable Account Funds

Janus Aspen Series

AEGON/Transamerica Series Fund, Inc.

Alliance Capital Management L.P.

Credit Suisse Trust

DFA Investments Dimensions Group, Inc.

Dreyfus Variable Investment Fund

Dreyfus Investment Portfolios

Dreyfus Socially Responsible Growth Fund

Dreyfus Life and Annuity Index Fund

Federated Insurance Series

Gartmore Variable Insurance Trust

Seligman Portfolios, Inc.

Steinroe Variable Investment Trust

Wells Fargo Variable Trust

Wanger Advisors Trust